                           EMPLOYMENT SEPARATION AGREEMENT

    THIS EMPLOYMENT SEPARATION AGREEMENT (the "Agreement") is entered into as of July 31, 1996 by and between Robert L. Stovall ("Executive") and CenterPoint Properties Corporation, a Maryland corporation (the "Company").

                                      RECITALS:

    WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of September, 1993 (the "Employment Agreement"); and

    WHEREAS, the Company and the Executive desire to amend the term of the Employment Agreement as provided herein; and

    WHEREAS, at the end of term of Executive's employment with the Company as amended herein, Executive desires to remain on the Board of Directors of the Company or, in the alternative, act as a consultant to the Company for a limited period of time after which his employment relationship with the Company shall fully and finally terminate; and

    WHEREAS, the Company and the Executive have reduced to writing in this Agreement the terms and conditions of the Executive's continued employment with, and separation from, the Company.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below and for good and valuable consideration receipt of which is hereby acknowledged, the Company and the executive agree as follows:

    1.   AMENDMENT OF EMPLOYMENT AGREEMENT.

         (a) The last sentence of Section 3 of the Employment Agreement is hereby amended in its entirety to read as follows:

         "This agreement shall continue in full force and effect until October 31, 1997 unless earlier terminated as provided in Section 4."

         (b) Section 10 of the Employment Agreement is hereby deleted in its entirety.

    2. RESIGNATION OF EXECUTIVE AS AN OFFICER. Effective as of October 31, 1997, Executive shall, without any further action, be deemed to have resigned from the offices of Executive Vice President and Chief Operating Officer. The Executive shall be entitled to use his current office space at the Company and secretarial support until October 31, 1997. After

October 31, 1997 and until this Agreement is terminated, the Executive shall be entitled to secretarial support in connection with his duties as Vice Chairman.

    3. EFFECT OF AMENDMENT TO EMPLOYMENT AGREEMENT. The foregoing amendment to the Employment Agreement shall not be deemed or construed to amend any other term or provision of the Employment Agreement, except as expressly provided herein. All of the terms and provisions of the Employment Agreement shall remain in full force and effect, unless specifically amended herein.

    4. NOMINATION TO BOARD OF DIRECTORS; APPOINTMENT AS VICE CHAIRMAN; DESIGNATION OF ASSET COMMITTEE.

         (a) The Company agrees to nominate Executive to the Board of Directors of the Company at the annual meeting of the stockholders held each year through and including the year 2000; however, in the event the stockholders do not re-elect Executive to the Board of Directors, the Company shall not be required to nominate Executive to the Board of Directors in any subsequent year, and, in such event, the Company shall retain Executive as a consultant as set forth in Section 4(c) hereof. If re-elected to the Board of Directors by the stockholders, the Executive agrees to continue to serve as a member of the Board of Directors.

         (b) By Board resolution in the form attached hereto as Exhibit A, the Company agrees:

              (i) to amend the By-Laws to create a Vice Chairman position in the form attached hereto as Exhibit A;

              (ii) to appoint Executive as Vice Chairman of the Board of Directors until December 31, 2000.

              (iii) to designate a new committee of the Board of Directors, the Asset Committee and to maintain the Asset Committee during the Term (as defined below). Upon adoption of the resolution creating the Asset Committee, the Company agrees to appoint Executive as Chairman of the Asset Committee until December 31, 2000.

         (c) In the event that the stockholders of the Company fail to elect Executive to the Board of Directors, the Executive will be retained by the Company as a consultant to perform services comparable to the services he would perform as a director of the Company and chairman of the Asset Committee, and, in consideration for such services, Executive will receive the compensation and benefits provided in Sections 7(c) and 7(d) hereof, except Executive will not be entitled to receive any stock options under the Company's Director Stock Option Plan.

    5. RESIGNATION OF EXECUTIVE AS A DIRECTOR. Effective as of December 31, 2000, Executive shall, without any further action, be deemed to have resigned as a member of the Board of Directors of the Company, as Vice Chairman of the Board of Directors and as Chairman of the Asset Committee.

    6. TERM AND TERMINATION. The term of this Agreement shall commence on the Effective Date (as defined below) and shall continue until December 31, 2000 (the "Term"), unless terminated earlier. This Agreement shall terminate prior to December 31, 2000:

         (a) if the Employment Agreement is terminated prior to October 31, 1997;

         (b)  if the Executive shall die;

         (c) at the Company's election, upon delivery to the Executive of 60 days advance written notice by the Company of its intent to terminate;

         (d) at the Company's election, for cause, which for purposes hereof shall mean:

              (i) the Executive's failure to perform his obligations under this Agreement or under the Amended and Restated Non-Competition Agreement (as defined in Section 9)and to remedy such failure to the reasonable satisfaction of the Board of Directors within 30 days of receipt of such notice;

              (ii) the Executive's commission of acts of disloyalty, dishonesty or material bad faith toward the Company or any of its subsidiaries or affiliates including, but not limited to, theft or fraud; or

              (iii)  the Executive's conviction for commission of a felony;

         (e) at the Executive's election, upon delivery of six months advance written notice by the Executive of the Executive's intent to terminate this Agreement; or

         (f) at the Executive's election, for cause, which for purposes hereof shall mean the Company's failure to perform its obligations under this Agreement and to remedy such failure within 30 days of receipt of such notice.

    7.   COMPENSATION; BENEFITS.

         (a) Until October 31, 1997, Executive shall be entitled to receive the compensation and benefits set forth in the Employment Agreement, subject to the terms and provisions of the Employment Agreement.

         (b) On October 31, 1997, the Executive shall have the option to purchase from the Company the automobile currently made available to him by the Company for its depreciated value, payable in cash.

         (c) During the period commencing October 31, 1997 to December 31, 2000 (the "Post Employment Term"), the Company agrees to pay Executive compensation at the annual rate of $25,000 plus the amount of any increase after the date hereof in the compensation paid to the Chairman of the Board of Directors of the Company for his services on the Board of Directors, payable in cash or stock in a manner consistent with the practice adopted by the Board of Directors for the compensation of directors. During the Post Employment Term, the Executive shall be entitled to participate in the Company's Director Stock Option Plan, provided the Executive continues to be re-elected to the Board of Directors by the stockholders.

         (d) During the Post Employment Term unless this Agreement is terminated earlier, the Executive shall be entitled to receive the following benefits:

              (i) The Company shall pay the premiums for the term life insurance policy which has been in effect for Executive. Upon the request of Executive, the Company shall, at the expiration of the Term, provide Executive with all necessary documents to continue the life insurance policy and to assign the rights thereunder; provided, the Executive shall be liable for the payment of all premiums thereunder after the expiration of the Term.

              (ii) The Company shall reimburse the Executive for his medical continuation coverage insurance premiums under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") for the medical insurance coverage which the Company maintains for the benefit of its executive and managerial employees, provided that the Executive makes the necessary elections to qualify for such COBRA coverage. Upon the expiration of Executive's continuation coverage rights under COBRA, the Company shall reimburse Executive for the premiums paid by him for comparable medical insurance coverage to supplement his Medicare/Medicaid coverage.

              (iii) The Company shall reimburse the Executive for travel, entertainment and other business expenses incurred by the Executive in connection with the performance of his duties hereunder on the same basis as the Company reimburses other directors for such expenses.

              (iv) The Company shall reimburse the Executive for use of his automobile (which may be the automobile purchased by him pursuant to Section 7(b) or another automobile) on Company business at the deductible per mile rate specified from time to time by the Internal Revenue Service.

         (e) Except as expressly set forth herein, Executive shall not be entitled during the Post Employment Period to participate in the Company's Cash Bonus Plan (as such term is defined in the Employment Agreement), the Company's 1995 Restricted Stock Incentive Plan or any other compensation plan or benefit plan of the Company.

    8.   PAYMENTS ON TERMINATION

         (a) Except as provided in Section 8(b) below, upon the termination of this Agreement, the Company shall pay to the Executive that portion of his compensation payable through the effective date of termination.

         (b) In the case of termination pursuant to Section 6(a) (which relates to a termination under Section 4(b) or 4(e) of the Employment Agreement), Section 6(c) or Section 6(f) hereof, the Executive shall be entitled to continuation of his monthly salary in the amount specified in
    Section 7(c) hereof and the benefits provided in Sections 7(d)(i) and 7(d)(ii) hereof for the lesser of (i) the number of months following the effective date of termination to the end of the Term and (ii) 17.5 months following the effective date of termination.

    9. COMPETITION AND CONFLICTS OF INTEREST. As a condition to this Agreement, the Company has required the Executive to execute and deliver the Amended and Restated Non-Competition Agreement in the form attached hereto as Exhibit C (the "Amended and Restated Non-Competition Agreement").

    10. RELEASE. As a condition to this Agreement, the Company has required the Executive to sign and return within twenty one (21) days from date hereof the General Release attached hereto as Exhibit B (the "Release"). This Agreement shall not become effective until the Executive signs and returns the Release and the seven (7) day revocation period specified in the Release shall have expired without revocation by the Executive (the "Effective Date").

    11. COMPANY RELEASE. In consideration of Executive's entry into the Release, the Company agrees to release the Executive from claims and actions arising out of Executive's errors or omissions in the course of his employment with the Company prior to the date hereof, provided with respect to any such claim or action (i) the Executive would be entitled to indemnification under the Company's By-laws and (ii) so long as the Company maintains a directors and officers liability insurance policy, the Company is entitled to recover any damages it incurs as a result of Executive's errors or omissions under the Company's directors and officers liability insurance policy (in excess of any deductible amount provided for in such policy).

    12. AMENDMENT TO STOCK OPTION AGREEMENTS. In consideration of Executive's entry into this Agreement and the Amended and Restated Non-Competition Agreement, the Company agrees to execute and deliver the Amendment to Stock Option Agreements substantially in the form attached hereto as Exhibit D.

    13. ASSIGNMENT. As a personal service contract, this Agreement shall not be assignable by the Executive, but shall be binding upon and inure to the benefit of the Company's successors and assigns and shall inure to the benefit of the Executive's heirs, executors, administrators and legal representatives.

    14. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing, signed by the party giving notice and sent by personal messenger, facsimile, overnight mail or deposited, postage prepaid, certified mail, return receipt requested, in the United States mail, and addressed as follows:

         If to the Executive:

              Robert L. Stovall
              1312 N. Dearborn Pkwy.
              Chicago, IL 60610

         If to the Company:

              CenterPoint Properties Corporation
              401 N. Michigan Avenue, Suite 3000
              Chicago, IL 60611
              Attention:  President
              Facsimile:     (312) 346-7696

Notice sent by personal messenger, facsimile or overnight mail shall be deemed received upon delivery of the same. Notices sent by United States mail shall be deemed received three (3) days after deposit in the United States mail service.

    15.  GOVERNING LAW.   This Agreement shall be governed by and construed in
accordance with the internal laws of the State of Illinois.

    16. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, the remainder shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                  -------------------------------
                                  Robert L. Stovall

                                  CENTERPOINT PROPERTIES
                                    CORPORATION



                                  By:
                                     -----------------------------
                                     Its:

                                                                       EXHIBIT A

                         CONSENT IN LIEU OF A SPECIAL MEETING

                            OF THE BOARD OF DIRECTORS OF

                          CENTERPOINT PROPERTIES CORPORATION



    The undersigned, being all the directors of CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Corporation"), in lieu of holding a special meeting, hereby adopt the following resolutions by unanimous written consent pursuant to Section 2-408(c) of the General Corporation Law of Maryland:

1.  AMENDMENT OF BYLAWS

         WHEREAS, the Board of Directors of the Corporation believes that it is in the best interests of the Corporation to amend the By-Laws of the Corporation to add the position of Vice Chairman;

         NOW THEREFORE BE IT RESOLVED, that the Corporation hereby amends the By-Laws in the manner set forth below.

              1. Section 4.1 of the By-Laws is hereby amended by adding "Vice Chairman" after the word "Chairman."

              2. A new Section 4.4A shall be added to the By-Laws and shall read as follows:

              "SECTION 4.4A VICE CHAIRMAN. The vice chairman shall assist the chairman in the discharge of his duties as the chairman may direct and shall perform such other duties as from time to time may be assigned to him by the chairman or by the board of directors. In the absence of the chairman or in the event of his inability or refusal to act, the vice chairman shall perform the duties of the chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice chairman may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument."

2.  APPOINTMENT OF STOVALL AS VICE CHAIRMAN

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby appoints Robert L. Stovall as the initial Vice Chairman of the Board of Directors to serve until the next annual meeting of the stockholders or until his successor is duly elected and shall have qualified.

3.  DESIGNATION OF ASSET COMMITTEE

         WHEREAS, the Board of Directors of the Corporation believes that it is in the best interests of the Corporation to designate a new committee of the board of directors, the Asset Committee, to review and approve certain acquisitions and dispositions of real property;

         NOW THEREFORE BE IT RESOLVED, that the Board of Directors hereby designates the establishment of the Asset Committee as follows:

         1. AUTHORITY: The Asset Committee shall have the authority, subject to the limitations set forth in the By-Laws, to approve all acquisitions and dispositions of real property which require approval of the board of directors.

         2. NUMBER AND MEETINGS: The Asset Committee shall consist of the vice chairman and such other members of the board of directors who wish to attend any meeting of the Asset Committee. The vice chairman shall call meetings of Asset Committee and fix the place and time of such meetings. The vice chairman shall provide notice to each director of all meetings of the Asset Committee in the manner set forth in Section 3.7 of the By-Laws.

         3. MANNER OF ACTING: The Asset Committee shall meet at least twice a year and shall keep minutes of its proceedings and report the same to the full board as requested by the board. The vice chairman and at least one other member of the board shall constitute a quorum for the transaction of business and the affirmative vote of all of the members present at a meeting at which a quorum is present shall be the act of the Asset Committee. In the event that any member of the board present at a meeting of the Asset Committee votes against an action or abstains, the action shall be deferred to the vote of the full board of directors. The vice chairman of the board shall act as chairman of the Asset Committee. The Asset Committee may adopt other rules for the conduct of its business consistent with the manner in which the board conducts its business pursuant to the By-Laws.

    The actions taken by this Consent shall have the same force and effect as if taken by the undersigned at a special meeting of the Board of Directors of the Corporation, duly called and constituted pursuant to the laws of the State of Maryland and the Corporation's By-Laws.

    This Consent may be signed in multiple counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one document.

    Dated as of _______________, 1996

                             DIRECTORS:


                             ------------------------------------
                             Martin Barber


                             ------------------------------------
                             John S. Gates, Jr.


                             ------------------------------------
                             Robert L. Stovall


                             ------------------------------------
                             Nicholas C. Babson


                             ------------------------------------
                             Alan D. Feld


                             ------------------------------------
                             John J. Kinsella



                             ------------------------------------
                             Thomas E. Robinson

                                                                       EXHIBIT B


                                       RELEASE


    ROBERT L. STOVALL ("Executive"), in consideration of the entry into the Employment Separation Agreement dated as of July 31, 1996 (the "Employment Separation Agreement") by CenterPoint Properties Corporation (the "Company"), which Executive acknowledges would not be entered into by the Company in the absence of this Release, does hereby fully and forever release and discharge the Company, its past and present parents, subsidiaries, divisions, sister and affiliated companies, its predecessors, successors and assigns, and all of their respective past and present stockholders, directors, officers, employees and agents (collectively, the "Released Parties"), of and from any and all claims, demands, liabilities, obligations, debts and causes of action, whether known or unknown, or any kind or character that Executive now has, claims to have or has had, or which hereafter may accrue, against the Released Parties, or any of them, arising under or based on Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the "ADEA") (excepting claims which may arise under the ADEA after the execution of this Release), the Americans With Disabilities Act of 1990, the Fair Labor Standards Act of 1938, the Employee Retirement Income Security Act of 1974 (excepting claims for benefits, if any, to which Executive is legally entitled thereunder), the Rehabilitation Act of 1973, or any other federal, state or local law, statute, ordinance, decision, order, policy or regulation prohibiting employment discrimination or otherwise creating rights or claims for employees, including, but not limited to, any and all claims alleging breach of public policy, the implied obligation of good faith and fair dealing or any handbook, manual, policy statement or employment practice, or alleging misrepresentation, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, negligence or wrongful discharge.

    Executive acknowledges:

         (a) That he has carefully read this Release and the Employment Separation Agreement;

         (b)  That they were freely and voluntarily negotiated;

         (c) That this Release is intended to release any and all past, present and future claims hereinabove released, but is not a waiver of any rights or claims, if any, which may arise under the ADEA after the execution hereof;

         (d) That he has been given a period of at least twenty-one (21) days within which to consider this Release;

         (e) That he has consulted with an attorney with respect to this Release;

         (f) That he may revoke this Release at any time within seven (7) days after its execution;

         (g) That this Release shall not become effective or enforceable until such seven (7) days revocation period has expired;

         (h) That he fully and completely understands the contents of this Release and the Employment Separation Agreement; and

         (i) That he has entered into the same knowingly and voluntarily, without coercion or duress of any sort.


    Dated this 31st day of July, 1996, at Chicago, Illinois.



                                  ------------------------------
                                  Robert L. Stovall

                                 AMENDED AND RESTATED
                              NON-COMPETITION AGREEMENT


    THIS AMENDED AND RESTATED NON-COMPETITION AGREEMENT (the "Agreement") made this 31st day of July, 1996 by and between ROBERT L. STOVALL (the "Executive") and CENTERPOINT PROPERTIES CORPORATION, a Maryland corporation (the "Company"), amends and restates the Non-Competition Agreement dated September, 1993 (the "Original Agreement") between Executive and the Company.


                                   R E C I T A L S:


    1. The Company is engaged in the business of owning, managing, operating and leasing real estate, primarily warehouse and industrial property, in the metropolitan Chicago area, the area defined by the United States Department of Commerce as the Chicago Metropolitan Statistical Area, comprised of Lake, Cook, DuPage, Kane, McHenry, Grundy, Kendall and Will Counties in Illinois, Kenosha County in Wisconsin and Lake and Porter Counties in Indiana, and in other markets outside metropolitan Chicago ("CenterPoint Market Area").

    2. The Executive and the Company have entered into an Employment Agreement dated September, 1993 (the "Employment Agreement") pursuant to which the Original Agreement was executed and delivered.

    3. The Executive and the Company are entering into an Employment Separation Agreement dated of even date herewith (the "Employment Separation Agreement") which, among other things, amends the Employment Agreement to provide for a termination date of October 31, 1997 and provides for the nomination of the Executive to the Board of Directors of the Company or, in the event Executive is not elected by the stockholders of the Company to the Board of Directors, the appointment of the Executive as a consultant until December 31, 2000, on the terms and conditions set forth therein. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Employment Separation Agreement.

    4. As a condition to continued employment with the Company under the Employment Agreement, as amended, and the Company's entry into the Employment Separation Agreement, in order to protect the Company's business relationships and good will, and to guard against conflicts of interest the Executive is willing to enter into this Agreement.

                                      AGREEMENT

    In consideration of the foregoing recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Original Agreement is amended and restated in its entirety to henceforth provide as follows:

    1. COVENANT NOT TO COMPETE. The Executive recognizes and acknowledges that the business of the Company is highly competitive and that by reason of his employment by the Company, his duties as a director of the Company or his duties as a consultant to the Company under the terms of the Employment Agreement and the Employment Separation Agreement he will have access to confidential and proprietary information regarding the Company and its business. The Executive agrees, in consideration of his employment by the Company and in consideration of the compensation set forth in Section 2 below, that during the Term (as defined in the Employment Separation Agreement), unless the Executive is terminated without cause by the Company as provided in the Employment Agreement and in the Employment Separation Agreement, he will not anywhere in the CenterPoint Market Area or in any other market in which the Company may in the future conduct, or intend to conduct, its business own, directly or indirectly, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or consultation for, or be connected in any manner with any business which acquires, owns, develops, constructs, operates, leases and/or manages warehouse/industrial real estate (the "Real Estate Business"), subject to the following exceptions:

         (a) The Executive may continue to be a limited partner in any limited partnership engaged in the Real Estate Business in which he is a limited partner on the date of the Original Agreement.

         (b) After October 31, 1998, the Executive may propose to obtain a waiver from the foregoing restrictions by providing the Board of Directors of the Company not less than thirty (30) days prior written notice setting forth in sufficient detail the nature of the proposed activity and the underlying potential conflict. The waiver shall be subject to the prior consent of the independent directors of the Company, in their sole discretion. If the waiver is not approved, the Executive shall be entitled to voluntarily terminate the Employment Separation Agreement upon not less than thirty (30) days prior written notice to the Company (notwithstanding the longer notice period set forth in the Employment Separation Agreement).

    2. CONFIDENTIAL INFORMATION. Executive acknowledges that as an executive officer and director of the Company, he has and will continue to occupy a position of trust with respect to business information of a secret or confidential nature which is the property of the Company and which has been and will be divulged to and developed by Executive during the course of Executive's Employment Agreement and the Employment Separation Agreement. Executive therefore agrees that (i) Executive shall not at any time use or disclose to any third party any Confidential Information (as defined below), except in the performance of his duties under the Employment Agreement and the Employment Separation Agreement and (ii) Executive shall return promptly upon any termination of the Employment Separation Agreement any and all copies of correspondence, memorandum, financial information, blueprints, drawings and other data pertaining to the Confidential Information.

    As used herein, the term "Confidential Information" shall mean all information of a confidential nature in any form which is not generally known to the public and which relates to the business of the Company.

    3. COMPENSATION. As additional consideration for Executive's compliance with the restrictions set forth herein, the Company agrees, during the Post Employment Term, to pay Executive compensation at the annual rate of $100,000, earned and payable in arrears in monthly installments.

    4.   PAYMENTS ON TERMINATION.

         (a) Except as provided in Section 4(b) below, upon the termination of the Employment Separation Agreement, the Company shall pay to the Executive that portion of his compensation hereunder, if any, payable through the effective date of termination.

         (b) In the case of termination pursuant to Section 6(a) of the Employment Separation Agreement (which relates to a termination under Section 4(b) or 4(e) of the Employment Agreement), Section 6(c) or Section 6(f) of the Employment Separation Agreement, the Executive shall be entitled to continuation of his monthly compensation hereunder for the lesser of (i) the number of months following the effective date of termination to the end of the Term and (ii) 17.5 months following the effective date of termination.

    5. SPECIFIC PERFORMANCE. The parties agree that the Executive's services are of a special, unique and extraordinary character, that it would be extremely difficult to quantify the money damages which would accrue to the Company by reason of the Executive's failure to perform any of his obligations under this Agreement, that it would be extremely difficult to replace such services, and that any violation of the provisions of this paragraph would be likely to be highly injurious to the Company. By reason of the foregoing, the Executive consents and agrees that if he violates any of the provisions of this Agreement the Company shall be entitled, in addition to any other rights and remedies that it may have, including money damages, to apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any continuing violation of the provisions hereof. Therefore, if the Company shall institute any action or proceeding to enforce the provisions of this Agreement against the Executive, the Executive hereby waives the claim or defense that there is an adequate remedy at law and agrees in any such action or proceeding not to interpose the claim or defense that such remedy exists at law. The parties hereby specifically affirm the appropriateness of injunctive or other equitable relief in any such action.

    6. MODIFICATION. If, in connection with any action taken by the Company to enforce the provisions of this Agreement, a court shall hold that all or any portion of the restrictions contained herein are unreasonable under the circumstances then existing so as to render such restrictions invalid or unenforceable, the parties agree that any court of competent jurisdiction may reform such unreasonable restrictions to the extent necessary to make such restrictions reasonable under the circumstances then existing so as to render such restrictions both valid and enforceable.

    7. BREACH. In the event that the Company hereafter believes that the Executive has breached any of the covenants of this Agreement, it shall notify the Executive of such alleged breach, setting forth the substance of said alleged breach. Within ten (10) days from receipt by the Executive of such notice, the Executive either shall remedy said alleged breach or provide the Company with evidence that the activity concerned was permitted by the provisions of this Agreement.

    8. NOTICES. All notice required or permitted to be given under this Agreement shall be sufficient if in writing and mailed by certified or registered mail, return receipt requested and postage prepaid, addressed as follows or to such other address as either party shall have notified the other.

         If to the Executive:

         Robert L. Stovall
         1312 North Dearborn Parkway
         Chicago, Illinois  60610

         If to the Company:

         CenterPoint Properties Corporation
         401 North Michigan Avenue, Suite 3000
         Chicago, Illinois  60611
         FAX:  (312) 456-3005

    9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.

    10. PARTIAL INVALIDITY. If any provision of this Agreement shall be held invalid or unenforceable, the remainder nevertheless shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it nevertheless shall remain in full force and effect in all other circumstances.

    11. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, and upon all persons, corporations or entities which shall engage in the business herein contemplated under the control and direction of the parties.

    12. ENTIRE AGREEMENT. This Agreement and the documents incorporated herein by reference contain the entire agreement and understanding of the parties, and no representations, promises, agreements or any understanding, written or oral, not contained herein shall be of any force or effect.

    13. MODIFICATIONS AND WAIVERS. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated subsequent to the date hereof, and signed by the party intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  ------------------------------
                                  Robert L. Stovall


                                  CENTERPOINT PROPERTIES
                                    CORPORATION

                                  By:
                                     ---------------------------
                                  Its:
                                      --------------------------

                         AMENDMENT TO STOCK OPTION AGREEMENTS


    THIS AMENDMENT TO STOCK OPTION AGREEMENTS dated as of July 31, 1996 between CenterPoint Properties Corporation, a Maryland corporation (the "Company"), and Robert L. Stovall (the "Optionee") amends the separate Stock Option Agreements dated as of December 10, 1993, March 12, 1995 and March 12, 1996 each between the Company and the Optionee (collectively, the "Option Agreements").

    The parties hereto agree as follows:

1.  AMENDMENT OF OPTION AGREEMENTS.  A new subsection (c) is hereby added to
Section 5 of each of the Option Agreements to henceforth read as follows:

    (C)  Notwithstanding anything to the contrary contained herein or in
         Section 7.2(a) of the Plan, in the case of the retirement of the Optionee on or after the date the Optionee attained the age of 65, any Option that is not exercisable on the date of retirement shall be fully vested on and as of the date of the retirement of the Optionee.

2. EFFECT OF AMENDMENT. The amendment as set forth in Section 1 hereof shall not be deemed or construed to amend any other term or provision of the Option Agreements, except as expressly set forth herein.

    IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the date first written above.

                             CENTERPOINT PROPERTIES CORPORATION


                             By:
                                  -------------------------------------
                                 Its:  President and Chief Executive Officer


                             OPTIONEE


                             ------------------------------------------
                             Robert L. Stovall